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                             There are No Exhibits.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported) March 10, 1998

                            AW Computer Systems, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-10329

              New Jersey                                22-1991981
 (State or other jurisdiction of         (IRS Employer Identification No.)
  incorporation or organization)


             9000A Commerce Parkway, Mount Laurel, New Jersey 08054
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (609) 234-3939

                                       N/A
         (Former name or former address, if changed since last report.)

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Item 5.           Other Events

                   AW Computer Systems, Inc. announced today that the Company is discontinuing operations effective immediately.

                  As stated in the November 14, 1998 Press Release, "AW Computer Systems, Inc. does not expect that its existing capital resources will be sufficient to maintain its current operations past November 1997 without an additional infusion of capital." It was subsequently announced on December 2, 1998 in a press release that, the Company raised approximately $300,000 and that "This financing provides the needed capital to support operations into early 1998 while additional equity funding is being pursued."

                  The Company's efforts to obtain long-term financing have not been successful nor has the Company been able to increase sales of its products. The Company does not have the resources to continue operations. Accordingly, it has been determined to cease operations.

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                                   Signatures


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  AW COMPUTER SYSTEMS, INC.
                                                  (REGISTRANT)


Date:  March 10, 1998                             \s\Charles Welch
                                                  Charles Welch
                                                  CEO/President